As filed with the Securities and Exchange Commission on February 18, 1999
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                               LECTEC CORPORATION
             (Exact name of registrant as specified in its charter)

                  Minnesota                              41-1301878
       (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)               Identification No.)

                             10701 Red Circle Drive
                           Minnetonka, Minnesota 55343
                    (Address of Principal Executive Offices)

                    LECTEC CORPORATION 1998 STOCK OPTION PLAN
              LECTEC CORPORATION 1998 DIRECTORS' STOCK OPTION PLAN


            Mr. Rodney A. Young                          Copy to:
          Chief Executive Officer                Timothy S. Hearn, Esq.
            LecTec Corporation                    Dorsey & Whitney LLP
          10701 Red Circle Drive                 Pillsbury Center South
        Minnetonka, Minnesota 55343              220 South Sixth Street
   (Name and address of agent for service)   Minneapolis, Minnesota 55402-1498

              (612) 933-2291                          (612) 340-7802
(Telephone number, including area code, of agent for service)

                              --------------------

         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

   Title of each                           Proposed            Proposed
class of Securities   Amount to be     Maximum Offering    Maximum Aggregate        Amount of
 to be registered     registered(1)   Price per Share(2)   Offering Price(2)   Registration Fee(2)
--------------------------------------------------------------------------------------------------
   Common Stock
 ($.01 par value)       700,000             $2.00            $1,400,000.00           $390.00
--------------------------------------------------------------------------------------------------

(1) The number of shares being registered represents 500,000 of shares of Common Stock that may be issued pursuant to the LecTec Corporation 1998 Stock Option Plan and 200,000 shares of Common Stock that may be issued pursuant to the LecTec Corporation 1998 Directors' Stock Option Plan.

(2) Determined pursuant to Rule 457(c), based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market System on February 11, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents, which have been filed by LecTec Corporation (the "Company") with the Securities and Exchange Commission, are hereby incorporated by reference in this Registration Statement:

                  (a) The Annual Report on Form 10-K for the year ended June 30, 1998;

                  (b) The Quarterly Report on Form 10-Q for the quarters ended September 30, 1998 and December 31, 1998; and

                  (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 28, 1987, and any amendment or report updating such description filed subsequent to the date of such Registration Statement and prior to the termination of the offering described herein.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of

Directors present at a meeting at which a disinterest quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.      Exhibits

Exhibit
Number       Description
------       -----------

  4.1        LecTec Corporation 1998 Stock Option Plan

  4.2        LecTec Corporation 1998 Directors' Stock Option Plan

  5          Opinion of Dorsey & Whitney LLP

 23.1        Consent of Grant Thornton LLP

 23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this Registration Statement)

 24          Power of Attorney

Item 9.      Undertakings

             The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that subparagraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on February 18, 1999.

                              LECTEC CORPORATION


                              By     /s/ Rodney A. Young
                                 -----------------------------------------------
                                 Rodney A. Young
                                 Chief Executive Officer, President and Chairman

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on February 18, 1999.

           Name                          Title                        Date
           ----                          -----                        ----


/s/ Rodney A. Young        Chief Executive Officer, President  February 18, 1999
------------------------   and Chairman (Principal Executive
Rodney A. Young            Officer)


/s/ Deborah L. Moore       Chief Financial Officer (Principal  February 18, 1999
------------------------   Financial and Accounting Officer)
Deborah L. Moore


            *              Director                            February 18, 1999
------------------------
Lee M. Berlin

            *              Director                            February 18, 1999
------------------------
Alan C. Hymes, M.D.

            *              Director                            February 18, 1999
------------------------
Paul O. Johnson

            *              Director                            February 18, 1999
------------------------
Bert J. McKasy

            *              Director                            February 18, 1999
------------------------
Marilyn K. Speedie

            *              Director                            February 18, 1999
------------------------
Donald C. Wegmiller


*By /s/ Rodney A. Young
   ---------------------
   Rodney A. Young, as Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit Number                   Description
--------------                   -----------

      4.1            LecTec Corporation 1998 Stock Option Plan

      4.2            LecTec Corporation 1998 Directors' Stock Option Plan

      5              Opinion of Dorsey & Whitney LLP

     23.1            Consent of Grant Thornton LLP

     23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement)

     24              Power of Attorney